FIRST FINANCIAL CORPORATION
AMENDED AND RESTATED 2011 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT, PURPOSES AND DEFINITIONS

1.1    Establishment of the Plan. First Financial Corporation, an Indiana corporation, established this equity-based incentive compensation plan effective as of January 1, 2011 known as the “First Financial Corporation 2011 Omnibus Equity Incentive Plan.” The Board of Directors of the Company has approved the amendment and restatement of the plan, to be known as the “Amended and Restated 2011 Omnibus Equity Incentive Plan,” as set forth in this document, effective as of January 1, 2021, subject to approval by a majority of the Shares of the Company represented at the shareholders’ meeting at which approval of the Plan is considered, as specified in Section 12.4. No Options or Stock Appreciation Rights granted after January 1, 2021 may be exercised and no other Award granted after January 1, 2021 may be exercised or otherwise paid, vested or earned under this Plan until the Plan has been approved by the shareholders.
1.2    Purposes of the Plan. The purposes of this Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Shares and through other incentives, with the interests of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of officers, directors and employees who make significant contributions to the Company’s success and to allow the Company’s officers, directors and employees to share in the success of the Company.
1.3    Definitions. Whenever the initial letter of the following words or phrases is capitalized in the Plan, including any Supplements, they will have the respective meanings set forth below unless otherwise defined herein:
(a)    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder includes such section or regulation, any valid regulation promulgated under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(b)    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.
(c)    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Incentive Awards.
(d)    “Award Agreement” means the agreement or other writing (which may be framed as a plan, program, scorecard or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.
(e)    “Award Rate” means, for purposes of making Incentive Awards pursuant to Article 9, the amount of cash awarded to a Participant, expressed as a percentage of a Participant’s Base Salary or such other amount as determined by the Committee.
(f)    “Bank” means First Financial Bank, N.A.
(g)    “Base Salary” means the regular base salary and board of director retainer, committee and meeting fees paid by the Company or an Affiliate to an employee or director during a calendar year, exclusive of additional forms of compensation such as bonuses, other incentive payments, automobile allowances, tax gross-ups and other fringe benefits. Base Salary will include also salary deferral contributions made pursuant to any employee benefit plan maintained by the Company or any Affiliate.
(h)    “Beneficiary” means the person or persons designated by a Participant to receive the benefits under this Plan, if any, which become payable as a result of the Participant’s death.
(i)    “Board” means the Board of Directors of the Company.
(j)    “Cashless Exercise” means, (a) the payment of the Exercise Price of Options through a “same day sale” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (b) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.
(k)    “Cause” means the following: (i) in the case where there is no employment agreement, severance agreement or similar agreement in effect between the Company or an Affiliate and the Participant in effect at the time of Termination of Service (or there is such an agreement but it does not define “cause” (or words of like import)):
(i)    An intentional act of fraud, embezzlement, theft or personal dishonesty; willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of his employment or service with the Company or an Affiliate. No act or failure to act shall be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence. An act or failure to act shall be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company or an Affiliate;
(ii)    Intentional wrongful damage by the Participant to the business or property of the Company or an Affiliate, causing material harm to the Company or an Affiliate;
(iii)    Breach by the Participant of any confidentiality or nondisclosure agreement in effect from time to time with the Company or an Affiliate;
(iv)    Gross negligence or insubordination by the Participant in the performance of the Participant’s duties; or
(v)    Removal or permanent prohibition of the Participant from participating in the conduct of Company’s or an Affiliate’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 USC 1818(e)(4) and (g)(1); or
(vi) in the case where there is an employment agreement, severance agreement or similar agreement in effect at the time of Termination of Service that defines “cause” (or words of like import), “cause” as defined under such agreement.
(l)    “Change in Control” will have the meaning assigned to such term in Section 10.2.
(m)    “Code” means the Internal Revenue Code of 1986, as amended.
(n)    “Committee” means the Compensation and Employee Benefits Committee of the Board.
(o)    “Company” means, unless otherwise stated, First Financial Corporation, organized and existing under the laws of the State of Indiana, or any successor (by merger, consolidation, purchase or otherwise) to such corporation that assumes the obligations of such corporation under the Plan.
(p)    “Director” means any individual who is a member of the Board or the board of directors of any Affiliate, whether on the date this Plan is adopted by the Board or on a date subsequent to such approval.
(q)    “Disability” a disability as determined under a long-term disability insurance policy sponsored by the Company or an Affiliate. Notwithstanding the foregoing, the term “Disability” for purposes of Section 5.9 will mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical and mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(r)    “Effective Date” means January 1, 2021.
(s)    “Eligible Employee” means all employees of the Company or an Affiliate, whether such employees are employed on the date that this Plan is adopted by the Board or become employed subsequent to such approval.
(t)    “Exercise Period” means the period during which a SAR will be exercisable in accordance with the applicable Award Agreement and Article 6.

(u)    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
(v)    “Fair Market Value” means the mean between the highest and lowest quoted selling prices of the common stock of the Company as reported on NASDAQ as of the day the applicable Award is granted to a Participant. The Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded.
(w)    “Good Reason” means the following: (i) in the case where there is no employment agreement, severance agreement or similar agreement in effect between the Company or an Affiliate and the Participant in effect at the time of Termination of Service (or there is such an agreement but it does not define “cause” (or words of like import)) occurrence of any of the following events, which has not been consented to in advance by the Participant in writing:
(i)    The requirement that the Participant move his personal residence;
(ii)    A reduction of ten percent or more in the Participant’s Base Salary, unless part of an institution-wide reduction and similar to the reduction in the base salary of all other similarly situated officers of the Company or the Bank;
(iii)    The removal of the Participant from participation in any incentive compensation (including, but not limited to, the Plan) or performance-based compensation plans or bonus plans unless the Company terminates participation in the plan or plans with respect to all other similarly situated officers of the Company or the Bank;
(iv)    The assignment to the Participant of duties and responsibilities materially different from those normally associated with his position; or
(v)    A material diminution or reduction in the Participant’s responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company or an Affiliate; or
(vi)    in the case where there is an employment agreement, severance agreement or similar agreement in effect at the time of Termination of Service that defines “good reason” (or words of like import), “good reason” as defined under such agreement.
(x)    “Grant Date” means, with respect to any Award granted under this Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.
(y)    “Incentive Award” means a cash-based Award granted to a Participant pursuant to Article 9.
(z)    “Incentive Stock Option” means an Option granted under this Plan to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.
(aa)    “NASD Dealer” means a broker-dealer who is a member of the National Association of Securities Dealers, Inc.
(bb)    “Nonemployee Director” means a Director who is not also an employee of the Company or any Affiliate.
(cc)    “Nonqualified Stock Option” means an Option granted under this Plan to purchase Shares that is not an Incentive Stock Option.
(dd)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(ee)    “Option Period” means the period during which an Option will be exercisable in accordance with the applicable Award Agreement and Article 5.
(ff)    “Participant” means an Eligible Employee or Director who has been selected by the Committee to receive an Award under this Plan.
(gg)    “Performance Goals” means the goals, if any, which must be attained, for a Participant to earn an Award. As determined by the Committee in its sole discretion, the Performance Goals , if any, which may be applicable to each Award granted under the Plan will provide for a targeted level or levels of financial achievement with respect to one or more of the following business criteria: (i) return on assets; (ii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) net income; (iv) total shareholder return; (v) return on equity; (vi) Affiliate or division operating income; (vii) pre- or after-tax income; (viii) cash flow; (ix) cash flow per share; (x) earnings per share (basic or diluted); (xi) return on invested capital; (xii) economic value added (or an equivalent metric); (xiii) share price performance; (xiv) improvement in or attainment of expense levels; (xv) loan growth; (xvi) asset quality; (xvii) loan spread; deposit growth; (xviii) improvement in or attainment of working capital level; and (xix) such financial or other criteria as the Committee may select. Performance Goals may differ from Participant to Participant and from Award to Award.
(hh)    “Performance Period” means the period of time during which Performance Goals must be achieved with respect to an Award, as determined by the Committee in its sole discretion.
(ii)    “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to transfer restrictions and, therefore, the Shares or Units are subject to a substantial risk of forfeiture.
(jj)    “Plan” means this Amended and Restated First Financial Corporation 2011 Omnibus Equity Incentive Plan, as set forth in this document and as hereafter amended from time to time.
(kk)    “Restricted Stock” means an Award granted to a Participant pursuant to Article 7.
(ll)    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8.
(mm)    “Retirement” or “Retires” means a Participant’s Termination of Service on or after attaining age 65 for reasons other than Cause, Good Reason, death or Disability, or such other age and/or combination of age and years of service as may be set forth in an Award Agreement.
(nn)    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.
(oo)    “Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.
(pp)    “Shares” means the whole shares of issued and outstanding regular voting common stock, no par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment of Shares as provided in Section 4.3, or the stock of any successor to the Company which is so designated for the purposes of the Plan.
(qq)    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 6.
(rr)    “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, that is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. A Subsidiary includes any Subsidiary of the Company as of the Effective Date and each entity that becomes a Subsidiary of the Company after the Effective Date.
(ss)    “Termination of Service” or “Termination” means the occurrence of any act or event or any failure to act, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an employee of the Company or an Affiliate, or a Director, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant’s employment or service as a Director with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment or service as a Director with the Company or an Affiliate (whether with or without Good Reason). A Termination of Service will also occur with respect to an Eligible Employee who is employed by or serves as a Director of an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant does not immediately thereafter become an Eligible Employee or a Director of the Company or another Affiliate. For purposes of this Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service.

ARTICLE 2
ADMINISTRATION

2.1    The Committee. This Plan will be administered by the Committee. The decision or action of a majority of the actual number of members of the Committee will constitute the decision or action of the Committee. The Committee will consist of not less than three Directors. The members of the Committee will be appointed from time to time by, and will serve at the pleasure of, the Board. The Committee will be comprised solely of Directors who are (a) “nonemployee directors” under Rule 16b-3 and Award Agreements, and (b) independent under the director independence requirements of the NASDAQ Stock Market or, if it changes, the principal securities exchange or market on which the Shares are then traded or listed. Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award.
2.2    Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Code of By-Laws of the Company, and subject to the provisions of this Plan, the Committee will have full power and discretion to: (a) select Eligible Employees and Directors to receive an Award under this Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards and Award Agreements in a manner consistent with this Plan; (d) construe and interpret this Plan, all Award Agreements and any other agreements or instruments entered into under this Plan; and (e) establish, amend or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of this Plan. All determinations and decisions made by the Committee, the Board and any delegate of the Committee will be final, conclusive and binding on all persons, including the Company and Participants. No such determinations will be subject to de novo review if challenged in court.
2.3    Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to grants to Section 16 Persons or (b) in a manner that would adversely impact Awards under Rule 16b-3.
2.4    Notice to Committee. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Compensation Committee, First Financial Corporation Board of Directors, at P.O. Box 540, Terre Haute, Indiana, 47808.
2.5    Considerations in Establishing Performance Goals. In determining appropriate Performance Goals, if any, to be applicable with respect to Awards and the relative weight accorded each Performance Goal, the Committee shall:
(a)    Balance risk and financial results in a manner that does not encourage Participants to expose the Company and its Subsidiaries to imprudent risks;
(b)    Make such determination in a manner designed to ensure that the overall compensation of a Participant is balanced and that the Awards are consistent with the policies and procedures of the Company and its Subsidiaries regarding such compensation arrangements; and
(c)    Monitor the success of the Performance Goals and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants and appropriately reflect risk.
2.6    Communication of Award Opportunity Level and Awards. Performance Goals (and their respective weightings) and any other requirements, criteria, attributes, terms and conditions for Awards shall be communicated in writing by the Committee to the Participants eligible for such Awards in an Award Agreement.
ARTICLE 3
ELIGIBILITY

3.1    Eligibility. Except as herein provided, the individuals who are eligible to participate in this Plan and be granted Awards are those individuals who are Eligible Employees or Directors. The Committee may, from time to time and in its sole discretion, select Eligible Employees and Directors to be granted Awards and will determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the Eligible Employee and Director to the Company or its Affiliates, the value of the Eligible Employee’s and Director’s services (past, present and future) to the Company or its Affiliates and such other factors deemed relevant by the Committee in its sole discretion. An Eligible Employee or Director will become a Participant in this Plan as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.
3.2    No Contract of Employment or for Services. Neither this Plan nor any Award Agreement executed hereunder will constitute a contract of employment or for services between an Eligible Employee or Director and the Company or an Affiliate, and participation in this Plan will not give a Participant the right to be rehired by or retained in the employment or service of the Company or an Affiliate.
ARTICLE 4
SHARES SUBJECT TO THIS PLAN

4.1    Total Number of Shares.
(a)    The total number of Shares that may be available for Awards which are outstanding or may be granted under the Plan from and after January 1, 2021 shall be 400,000 Shares (inclusive of 19,724 Shares applicable to Awards outstanding as of January 1, 2021), adjusted in accordance with the provisions of Section 4.3 hereof. The Shares so issued may be Shares held in the treasury or Shares that are authorized but unissued, as elected by the Committee.
(b)    Stock Options and SAR Awards shall reduce the number of Shares available for Awards by one Share for every Share subject to the Stock Option or SAR Award; provided that SARs that may be settled only in cash shall not reduce the number of Shares available for Awards. Restricted Stock, Restricted Stock Unit and other Incentive Awards settled in Shares shall reduce the number of Shares available for Awards by each Share delivered.
(c)    Any Shares subject to an Award but that are not issued because of a lapse, expiration, cancellation or termination of any such Award, or that have been issued in connection with a Restricted Stock Award that is subsequently cancelled or forfeited, shall once again be available for issuance pursuant to subsequent Awards. The number of Shares delivered by the Participant or withheld by the Company on the Participant’s behalf as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes with respect to any Award, shall not again be available for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan. Any Shares purchased by the Company with proceeds from an Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of Shares that may be issued under the Plan and shall not increase the number of Shares available under the Plan.
4.2    Shares Subject to Awards. Of the Shares authorized for issuance under the Plan, and subject to adjustment as provided in Section 4.3:
(a)    The maximum number of Shares with respect to which Options and SARs may be granted under the Plan to any Eligible Employee in any calendar year is 100,000.
(b)    The maximum number of Shares that may be used for Awards, other than Options and SARs, that are granted to any Eligible Employee in any calendar year is 100,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.
(c)    The maximum number of Shares that may be subject to Incentive Stock Options is 400,000.
(d)    The Fair Market Value of Shares that may be subject to Awards granted to any Nonemployee Director in any calendar year, together with the cash compensation paid to such Nonemployee Director in such calendar year, shall not exceed $300,000.
4.3    Adjustment. In the event of any recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such a manner as it may in its discretion deem equitable, cause there to be an equitable adjustment in the number and kind of Shares specified in Section 4.1 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any merger, consolidation, liquidation or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights and may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or other property) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 4.3 that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or to cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all persons.
4.4    Restrictions on Shares. Shares issued upon exercise of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Award Agreement. The Company will not be required to issue or deliver any certificates for Shares, cash or other property prior to the (a) listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded), and (b) completion of any registration or qualification of such shares under federal, state, local or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable. The Company may cause any certificate for any Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in this Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering this Plan. The benefits under this Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that the Participant furnish full, true and complete data, evidence or other information, and that the Participant promptly signs any document reasonably related to the administration of this Plan requested by the Committee. No fractional Shares will be issued under this Plan; rather, fractional shares will be aggregated and then rounded to the next lower whole Share.
4.5    Book-Entry Securities. The Company shall have the right to maintain all Awards in book-entry form in the name of the Participant until such time as such Awards shall have been vested and the requirements of Section 4.4 have been met.
4.6    Shareholder Rights. Except with respect to Restricted Stock as provided in Article 7 and dividend rights as provided in Section 4.7, no person will have any rights of a shareholder (including, but not limited to, voting rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee in its sole discretion, such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in an Award Agreement.
4.7    Dividends and Dividend Equivalents. The Committee may provide that Awards denominated in Shares earn dividends or dividend equivalents. Such dividends and dividend equivalents may be paid currently in cash or Shares or may be accrued and credited to an account established by the Committee in the Participant’s name. Dividends or dividend equivalents paid currently may be paid with respect to vested or unvested Awards or issued Shares. Dividends or dividend equivalents with respect to unvested Awards or issued Shares that are accrued shall be subject to the same restrictions as the underlying Award or issued Shares, shall not be paid until such Awards or issued Shares vest and may be subjected to such additional restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents. Notwithstanding the foregoing, dividends or dividend equivalents on unvested portions of Awards or issued Shares whose vesting is subject to the achievement of specified Performance Goals will be subject to the same restrictions as the underlying Awards or Shares to which such dividends or dividend equivalents relate and not paid until such Awards or issued Shares vest.
ARTICLE 5
STOCK OPTIONS

5.1    Grant of Options. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Options to any Participant in such amounts as the Committee, in its sole discretion, may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination thereof; provided, however, that Incentive Stock Options may only be granted to Eligible Employees. Subject to the terms and provisions of this Plan, the Committee, in its sole discretion, will determine the number of Shares subject to each Option; provided, however, no Participant may be granted Incentive Stock Options under this Plan that would result in Shares with an aggregate Fair Market

Value (measured on the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.
5.2    Option Award Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option and such other terms and conditions as the Committee, in its sole discretion, determines. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. All grants of Options intended to constitute Incentive Stock Options will be made in accordance, and all Award Agreements pursuant to which Incentive Stock Options are granted will comply, with the requirements of Code Section 422.
5.3    Exercise Price. The Exercise Price for each Option will be determined by the Committee under this Section; provided, however, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an Exercise Price that is less than the Exercise Price of the original Options without shareholder approval.
(a)    Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price per Share will be determined by the Committee; provided, however, in no event will the Exercise Price be less than 100 percent of the Fair Market Value of the Shares to which the Nonqualified Stock Option relates, determined as of the Grant Date.
(b)    Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price will be not less than 100 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates determined as of the Grant Date; provided, however, that if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price will be not less than 110 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates, determined as of the Grant Date.
(c)    Substitute Options. Notwithstanding the provisions of Sections 5.3(a) and 5.3(b), in the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Eligible Employees on account of such transaction may be granted Options in substitution for options granted by such former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a), shall determine the Exercise Price of such substitute Options. In carrying out the provisions of this subsection, the Committee will apply the principles contained in Section 4.3.
5.4    Duration of Options. Subject to the terms and provisions of Articles 10 and 12, the Option Period with respect to each Option will commence and expire at such times as the Committee provides in the Award Agreement, provided that:
(a)    Incentive and Nonqualified Stock Options will not be exercisable later than the tenth anniversary of their respective Grant Dates;
(b)    Incentive Stock Options granted to an Eligible Employee who possesses more than ten percent of the total combined voting power of all classes of Shares of the Company, taking into account the attribution rules of Code Section 422(d), will not be exercisable later than the fifth anniversary of their Grant Date(s); and
(c)    Subject to Section 5.8, the Committee may, in its sole discretion, after an Option is granted, extend the maximum term of the Option to a date not later than the earlier of (i) the end of the Option Period of the Options or (ii) the tenth anniversary of the Grant Date. Any such extension of an Option pursuant to this subsection will comply with the requirements of Code Section 409A.
5.5    Exercisability of Options. Subject to the provisions of this Article and Article 10, all Options granted under this Plan will be exercisable at such times, under such terms and subject to such restrictions and conditions as the Committee determines in its sole discretion and as specified in the Award Agreements to which the Options relate. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
5.6    Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the Option Period to which the Option relates by giving written notice to the Company of exercise on a form provided by the Committee. Such notice will specify the number of Shares subject to the Option to be purchased and will be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the applicable Award Agreement, payment in full or in part may also be made by:
(a)    Delivering Shares already owned by the Participant that have a total Fair Market Value on the date of such delivery equal to the total Exercise Price;
(b)    The delivery of cash by a broker-dealer as a Cashless Exercise; or
(c)    Reducing the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value that does not exceed the aggregate exercise price for the Shares exercised under this method. Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares used to pay the exercise price of an Option under the ‘net exercise,’ (ii) Shares actually delivered to the Participant as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding; or
(d)    Any combination of the foregoing.
No Shares will be issued until the Exercise Price has been paid in full. A Participant will have all of the rights of a shareholder of the Company holding the class of Shares subject to the Option (including, if applicable, the right to vote the Shares) when the Participant has given written notice of exercise, paid the Exercise Price in full, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.
5.7    Restrictions on Share Transferability. In addition to the restrictions imposed by Section 14.9, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of the NASDAQ Stock Market or any other national securities exchange or market on which Shares are then listed or traded.
5.8    Termination of Service. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service prior to the end of the Option Period, the following provisions apply:
(a)    If the Termination of Service is due to death, Disability or Retirement, any unexpired and unexercised Options held by such Participant will thereafter be exercisable until the expiration of the Option Period.
(b)    If the Termination of Service is involuntary on the part of the Participant (but is not due to death or Disability and is not with Cause) or is voluntary on the part of the Participant, including a Good Reason termination by the Participant, (but is not due to Retirement), any Options held by such Participant will terminate on the Termination of Service, except that such Options, to the extent exercisable at the time of Termination of Service, may be exercised until the expiration of the shorter of the following two periods: (i) the 30 consecutive-day period commencing on the date of Termination of Service, or (ii) the date on which the Option Period expires.
(c)    If the Termination of Service is with Cause, all of his Options, whether or not exercisable, will terminate immediately as of the date of such Termination of Service.
5.9    Special Provision for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, and except as may otherwise be provided in the Award Agreement, an Incentive Stock Option will not be exercisable more than (a) three months after the Participant’s Termination of Service for any reason other than Disability, or (b) one year after the Participant’s Termination of Service by reason of death or Disability.
ARTICLE 6
STOCK APPRECIATION RIGHTS

6.1    Grant of SARs. Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant SARs to any Participant in such amounts as the Committee, in its sole discretion, determines.
(a)    Number of SARs. Subject to the limitations of Section 4, the Committee will have complete discretion to determine the number of SARs granted to any Participant.
(b)    Fair Market Value at Grant Date and Other Terms. The Committee, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of SARs granted under this Plan; provided, however, the value of Shares underlying SARs on the Grant Date will be not less than 100 percent of the Fair Market Value of a Share on the Grant Date.
6.2    SAR Award Agreement. Each Award of SARs will be evidenced by an Award Agreement that specifies the Fair Market Value of a Share on the Grant Date, the Exercise Period, the number of SARs and any conditions on the exercise of the SAR and such other terms and conditions as the Committee, in its sole discretion, determines.
6.3    Duration of SARs. Each SAR granted under this Plan may be exercised until the expiration of the Exercise Period determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement; provided, however, that no SAR will be exercisable later than the tenth anniversary of its Grant Date.
6.4    Exercise of SARs. Stock Appreciation Rights will be exercisable on such terms and conditions as the Committee, in its sole discretion, specifies in the applicable Award Agreement. A Participant may exercise a SAR at any time during the Exercise Period to which the SAR relates by giving written notice to the Committee of exercise on a form provided by the Committee. Such notice will specify the number of SARs being exercised.
6.5    Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The positive difference between the Fair Market Value of a Share on the Grant Date and the Fair Market Value of a Share on the date of exercise; by
(b)    The number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Committee, the payment may be in cash, in Shares which have a Fair Market Value equal to the cash payment calculated under this Section or in a combination of cash and Shares.
6.6    Termination of Service. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service prior to the end of the Exercise Period, the following provisions apply:
(a)    If the Termination of Service is due to death, Disability or Retirement, any unexpired and unexercised SARs held by such Participant will thereafter be exercisable until the expiration of the Exercise Period.
(b)    If the Termination of Service is involuntary on the part of the Participant (but is not due to death or Disability and is not with Cause) or is voluntary on the part of the Participant, including a Good Reason termination by the Participant (but is not due to Retirement), any SARs held by such Participant will terminate on the date of the Termination of Service, except that such SARs, to the extent exercisable at the time of Termination of Service, may be exercised until the expiration of the shorter of the following two periods: (i) the 30 consecutive-day period commencing on the date of Termination of Service, or (ii) the expiration of the Exercise Period.
(c)    If the Termination of Service is with Cause, all of his SARs, whether or not exercisable, will terminate immediately as of the date of such Termination of Service.
6.7    Termination of SAR. A SAR will terminate, if not exercised, upon the expiration of the Exercise Period and at such other time as provided in the applicable Award Agreement.
ARTICLE 7
RESTRICTED STOCK

7.1    Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Participant in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Article 4, the Committee, in its sole discretion, will determine the number of Shares of Restricted Stock to be granted to each Participant.
7.2    Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that specifies the number of Shares granted, the applicable Performance Goals, the Performance Period, the Period of Restriction and such other terms and conditions as the Committee, in its sole discretion, determines. Unless the Committee in its sole discretion determines otherwise, Shares of Restricted Stock will be held by the Company, and will not be delivered to any Participant until the end of the applicable Period of Restriction.

7.3    Transferability. Except as provided in this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the earlier of the end of the applicable Period of Restriction or the date they otherwise become vested.
7.4    Earning of Restricted Stock. With respect to any Award of Restricted Stock subject to Performance Goals, the Participant will earn the Restricted Stock to the extent to which the applicable threshold, target or maximum Performance Goals have been achieved only if the Participant is still employed or providing services by the Company or an Affiliate on the last day of the Performance Period. In order to determine the actual number of Restricted Stock Shares a Participant has earned, interpolation will be used between threshold, target and maximum levels. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs Termination of Service before the end of the Performance Period, the Participant will not earn any portion of his Restricted Stock Award unless Termination of Service was for one of the following reasons:
(a)    The Participant died;
(b)    The Participant incurred a Disability;
(c)    The Participant Retired;
(d)    The Participant terminated employment for Good Reason; or
(e)    The Participant’s employment was terminated without Cause.
If at least the threshold Performance Goals are met but the Termination of Service was due to one or more of the circumstances described in subsections 7.4(a) through 7.4(e), the Participant will earn a pro rata portion of the Award the Participant would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the Performance Period in which he was actually employed or providing services bears to the actual number of days in the Performance Period. After the grant of Shares of Restricted Stock, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Shares of Restricted Stock.
7.5    Vesting of Restricted Stock. Restricted Stock, including Restricted Stock which, if applicable, has become earned under Section 7.4, will become vested as set forth in the Award Agreement. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs Termination of Service before the end of the Period of Restriction, the Participant will forfeit the Restricted Stock Award unless the Termination of Service was incurred for one of the following reasons, in which case the Participant will become 100 percent vested:
(a)    The Participant died;
(b)    The Participant incurred a Disability;
(c)    The Participant Retired;
(d)    The Participant terminated employment for Good Reason; or
(e)    The Participant’s employment was terminated without Cause.
Notwithstanding any other provision of this Article to the contrary, no Restricted Stock Shares subject to Performance Goals will become vested unless earned in accordance with Section 7.4 and the Participant is either employed or providing services on the last day of the Period of Restriction or incurred an event listed in subsections 7.5(a) through 7.5(e).
7.6    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.
7.7    Section 83(b) Election. The Committee may, in its sole discretion, provide in an Award Agreement that a Participant to whom an Award of Restricted Stock has been made is permitted to make or is prohibited from making an election with respect to such Restricted Stock under Code Section 83(b). If a Participant to whom an Award of Restricted Stock has been made is permitted to make an election under Code Section 83(b), then the Participant shall provide a copy of such election to the Company within 30 days following the date of communication of the Award to the Participant.

ARTICLE 8
RESTRICTED STOCK UNITS

8.1    Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Participant in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Section 4, the Committee will have complete discretion in determining the number of Restricted Stock Units granted to each Participant.
8.2    Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that specifies the Period of Restriction, the number of Restricted Stock Units granted, the applicable Performance Goals, the Performance Period and such other terms and conditions as the Committee, in its sole discretion, determines.
8.3    Value of Restricted Stock Units. Each Restricted Stock Unit will have an initial value equal to the Fair Market Value of a Share on the Grant Date.
8.4    Earning of Restricted Stock Units. With respect to any Award of Restricted Stock Units subject to Performance Goals, the Participant will earn the Restricted Stock Units to the extent to which the applicable threshold, target or maximum Performance Goals have been achieved only if the Participant is still employed or providing services by the Company or an Affiliate on the last day of the Performance Period. In order to determine the actual number of Restricted Stock Units a Participant has earned, interpolation will be used between threshold, target and maximum levels. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs Termination of Service before the end of the Performance Period, the Participant will not earn any portion of his Restricted Stock Award unless the Termination of Service was for one of the following reasons:
(a)    The Participant died;
(b)    The Participant incurred a Disability;
(c)    The Participant Retired;
(d)    The Participant terminated employment for Good Reason; or
(e)    The Participant’s employment was terminated without Cause.
If at least the threshold Performance Goals are met but the Participant had a Termination of Service due to one or more of the circumstances described in subsections 8.4(a) through 8.4(e), he will earn a pro rata portion of the Award that the Participant would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the Performance Period in which he was actually employed or providing services bears to actual number of days in the Performance Period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Restricted Stock Unit.
8.5    Vesting of Restricted Stock Units. Restricted Stock Units, including Restricted Stock Units which, if applicable, have been earned under Section 8.4, will become vested as provided in the Award Agreement. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs Termination of Service before the end of the Period of Restriction, the Participant will forfeit his Restricted Stock Unit Award unless he incurred the Termination of Service for one of the following reasons, in which case the Participant will become 100 percent vested:
(a)    The Participant died;
(b)    The Participant incurred a Disability;
(c)    The Participant Retired;
(d)    The Participant terminated employment for Good Reason; or
(e)    The Participant’s employment was terminated without Cause.

No Restricted Stock Units subject to Performance Goals will become vested unless earned in accordance with Section 8.5 and the Participant is either employed or providing services on the last day of the Period of Restriction or incurred an event listed in subsections 8.5(a) through 8.5(e).
8.6    Time and Form of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units will be made no later than the March 15th following the end of the year in which the Restricted Stock Units became vested unless (a) a Participant timely defers payment of the Award pursuant to Section 14.2, or (b) another time of payment is otherwise provided in the Award Agreement. The Committee, in its sole discretion, may pay vested Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units determined as of the last day of the applicable Performance Period) or a combination thereof.
ARTICLE 9
INCENTIVE AWARDS

9.1    Grant of Incentive Awards. Subject to the terms and provisions of this Plan, each year the Committee may, in its sole discretion, grant Incentive Awards to any Eligible Employees.
9.2    Incentive Award Agreement. Each Incentive Award will be evidenced by an Award Agreement that specifies the applicable Performance Period, Performance Goals, the relative weight accorded each Performance Goal, the threshold, target and maximum Award Rates and such other terms and conditions as the Committee, in its sole discretion, determines.
9.3    Performance Goals and Other Terms. The Committee will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the size of the Incentive Award that will be paid to the Participant. The calculation of earned Incentive Awards will be made by interpolating within the interval between the threshold Award Rate and the target Award Rate and between the target Award Rate and the maximum Award Rate, and rounding to the nearest dollar.
9.4    Earning of Incentive Awards.
(a)    An Incentive Award subject to Performance Goals will be treated as earned and to the extent:
(i)    the threshold, target or maximum Performance Goals are met; and
(ii)    the Participant is employed or providing services on the last day of the Performance Period.
(b)    Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs Termination of Service before the end of the Performance Period, the Participant will not earn any portion of his Award unless the Participant incurs a Termination of Service for one of the following reasons:
(i)    The Participant died;
(ii)    The Participant incurred a Disability;
(iii)    The Participant Retired;
(iv)    The Participant terminated employment for Good Reason; or
(v)    The Participant’s employment was terminated without Cause.
If, in the case of an Award subject to Performance Goals, at least the threshold Performance Goals are met but the Participant has a Termination of Service due to one or more of the circumstances described in subsections 9.4(b)(i) through 9.4(b)(v), the Participant will earn a pro rata portion of the Award that the Participant would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the calendar year in which he was actually employed or providing services bears to total number of days in the Performance Period.
(c)    After the grant of an Incentive Award, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Incentive Award.
9.5    Vesting of Earned Incentive Awards.

(a)    Except as set forth in subsection 9.5(b), a Participant will become vested in an Incentive Award as provided in an Award Agreement.
(b)    Notwithstanding subsection 9.5(a), and unless otherwise provided in the Award Agreement or by the Committee in its sole discretion, in the event:
(i)    The Participant died;
(ii)    The Participant incurred a Disability;
(iii)    The Participant Retired;
(iv)    The Participant terminated employment for Good Reason; or
(v)    The Participant’s employment was terminated without Cause, will not forfeit the Award.
In such cases, a Participant will be 100 percent vested in the Award (to the extent of the earned, if such Award is subject to Performance Goals) and payment will made within the earlier of (A) 75 days after the end of the Performance Period, or (B) 30 days after the Termination of Service.
(c)    No Incentive Award subject to Performance Goals will become vested unless the applicable Performance Goals have first been met.
9.6    Time and Form of Payment of Vested Incentive Awards. Except as otherwise provided in Section 9.5 or the Award Agreement, vested Incentive Awards will be paid in a single sum in cash as provided in an Award Agreement unless a Participant timely defers payment of the Incentive Award pursuant to Section 14.2.
ARTICLE 10
CHANGE IN CONTROL

10.1    Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, unless and until any successor to the Company or any person or persons acquiring control of the Company agrees to be bound by the terms of this Plan and all outstanding Award Agreements as described in this Section 10.1 has occurred and shall make such adjustments, if applicable, to such Awards in accordance with the paragraphs set forth in Section 4.3, and agrees to assume and perform all of the obligations of the Company hereunder with respect to outstanding Awards (or to substitution of equivalent awards for such outstanding Awards), all Awards granted under this Plan that then are outstanding and that either are not then exercisable or are subject to any restrictions or Performance Goals will, unless otherwise provided for in the Award Agreements applicable thereto, become immediately exercisable, vested or earned at the target earning rate and all restrictions and Performance Goals will be removed, as of the first date that the Change in Control has been deemed to have occurred, and will remain removed for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements. The Committee shall determine if assumption of the Awards (or substitution of equivalent awards) by the surviving corporation or its parent (or the continuation of the Awards if the Company is the surviving corporation) as described in this Section 10.1 has occurred and shall make such adjustments, if applicable, to such Awards in accordance with the principles set forth in Section 4.3.
10.2    Definition. For purposes of Section 10.1 a “Change in Control” of the Company will be deemed to have occurred if the conditions or events set forth in any one or more of the following subsections occur:
(a)    Change in Ownership. A change in the ownership of the Company occurs on the date, subsequent to the Effective Date, that any person, or group of persons, as defined in subparagraph (b), acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the outstanding voting stock of the Company. However, if any person or group is considered to own more than 50 percent of the total Fair Market Value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.
For purposes of this Section, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
(b)    Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, subsequent to the Effective Date, or has acquired during the 12 month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 30 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.
(c)    Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
However, there is no Change in Control under this subparagraph when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or group of persons, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii). For purposes of this subparagraph and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.
For purposes of the Plan, a Change in Control will not include any acquisition of Shares by the First Financial Corporation Employee Stock Ownership Plan or any other employee benefit plan of an Affiliate of the Company.
ARTICLE 11
TAX WITHHOLDING

11.1    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state and local income and employment taxes required by applicable law to be withheld with respect to the payment or exercise of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.
11.2    Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
ARTICLE 12
AMENDMENT, TERMINATION, AND DURATION

12.1    Termination or Amendment of Plan. The Board may at any time supplement, amend, terminate, suspend or modify the Plan without approval of shareholders unless such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed. No termination, suspension or modification of the Plan shall adversely affect in any material way any right of any Participant or any successor under an Award granted before the date of such termination, suspension or modification, without the written consent of the Participant or successor; provided that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4.3 does not adversely affect any such right.
12.2    Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided, however, that no such amendment shall adversely affect the right of any Participant or successor under any outstanding Award Agreement in any material way without the written consent of the Participant or successor, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.
12.3    Repricing of Stock Options and SARs. Notwithstanding the foregoing, there shall be no amendment to the Plan or any Award Agreement that results in the repricing of Options or SARs without shareholder approval. For this purpose, repricing includes a reduction in the exercise price of the Option or SAR, the cancellation of an Option or SAR in exchange for cash, Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards, Stock Units or any other consideration provided by the Company but does not include any adjustment described in Section 4.3.
12.4    Effective Date. The Plan was adopted by the Board, effective as of January 1, 2021, subject to the approval of the Plan by the shareholders of the Company at the Company’s annual meeting of shareholders to be held on April 21, 2021, and any adjournment or postponement thereof (the “Annual Meeting”). In the event the Plan is not approved by shareholders at the Annual Meeting, the changes to the Plan as in effect prior to January 1, 2021 reflected in this Plan shall not become effective.
12.5    Duration. Notwithstanding anything to the contrary contained herein, no Awards shall be granted under this Plan on or after April 21, 2031.
ARTICLE 13
LEGAL CONSTRUCTION

13.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.
13.2    Severability. In the event any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.
13.3    Requirements of Law. The grant of Awards and the issuance of Shares under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.
13.4    Governing Law. Except to the extent preempted by the federal laws of the United States of America, this Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. The Plan and all Award Agreements are intended to comply, and shall be construed by the Committee in a manner which complies, with Code Section 409A and all other applicable laws. To the extent there is any conflict between a provision of the Plan or an Award Agreement and a provision of Code Section 409A or any other applicable law, the application of Code Section 409A or any other applicable law, as the case may be, shall control.
13.5    Headings. The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of this Plan.
13.6    Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
13.7    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

ARTICLE 14
MISCELLANEOUS

14.1    Clawback of Awards. In the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance that any financial reporting requirement under securities laws, and the Company paid an Award to a Participant that was based on the erroneous data within three years preceding the date of the accounting restatement, then the Participant is required to repay the Company the excess amount of which would not have been paid to the Participant under the accounting restatement.
14.2    Deferral of Certain Awards. To the extent permitted in an Award Agreement, a Participant may defer his receipt of vested Shares of Restricted Stock Units and Incentive Awards provided the Participant timely files the required deferral election under the applicable deferred plan and otherwise complies with the requirements of the Award Agreement, deferred plan and Code Section 409A.
14.3    No Effect on Employment or Service. Neither this Plan nor the grant of any Awards or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company or an Affiliate or to retention on or nomination to the Board, or will interfere with or limit in any way the right of the Company or an Affiliate to terminate any employee’s employment or service at any time, with or without Cause, to not nominate any individual to serve as a Director or to remove any individual as a Director. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of this Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.
14.4    Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board and the Committee will not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder will have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with the receipt, exercise or distribution of an Award. In addition, the Company, an Affiliate, the Board, the Committee and any attorneys, accountants, advisors or agents for any of the foregoing will not provide any advice, counsel or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option or any tax consequences relating to an Award.
14.5    Participation. No employee will have the right to be selected to receive an Award under this Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.
14.6    Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Affiliate will be personally liable for any action, failure to act, decision or determination made in good faith in connection with this Plan. By participating in this Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under this Plan and the deferral, payment and exercise thereof and further agrees that receipt of Shares or cash payment is conditioned upon prior execution of a release by the Participants. Each person who is or was a member of the Committee, or of the Board, or was an officer or employee, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company’s prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
14.7    Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company will not, and will not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of this Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its successor hereunder.
14.8    Beneficiary Designations. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a Beneficiary to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s spouse, if any, and then to the Participant’s estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the spouse (if any) and if not by the administrator or executor of the Participant’s estate.
14.9    Nontransferability of Awards. Except as provided in subsections 14.9(a) and 14.9(b), no Award under this Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award under this Plan will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of this Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant will be exercisable during his lifetime only by the Participant.
(a)    Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to (i) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, in the event the Committee permits the transferability of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke or restrict, without the prior consent, authorization or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member will not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted under this Plan are not transferable pursuant to this Section.
(b)    Exercise by Eligible Transferees. In the event that the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under subsection 14.9(a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his death, the Participant’s estate, will remain liable for all federal, state, local and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.
14.10    No Rights as Shareholder. Except to the limited extent provided in Sections 4.6, 4.7 and 7.6, no Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
14.11    Mitigation of Excise Tax. To the extent payments received under the Plan in connection with a Change in Control, or within 12 months after a Change in Control would be considered “excess parachute payments” pursuant to the Code Section 280G, the parachute payments to the Participant under this Plan, when combined with all other parachute payments to the Participant, shall be the greater of:
(a)    the Participant’s benefit under the Plan reduced to the maximum amount payable to the Participant such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment;” or
(b)    the Participant’s benefit under the Plan after taking into account the amount of the excise tax imposed on the Participant under Code Section 280G due to the benefit payment.

The determination of whether any reduction in the rights or payments under this Plan is to apply will be made by the Committee in good faith after consultation with the Participant, and such determination will be conclusive and binding on the Participant. The Participant will cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.
14.12    Funding. Benefits payable under this Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued Shares, treasury Shares, Shares acquired by the Company on the open market or a combination thereof. Neither the Company nor any of its Affiliates will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.